PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered
Public Accounting Firm

To the Board of Trustees of Scudder
Advisor Funds and the Shareholders
of Scudder Small Cap Growth Fund:

In planning and performing our audit
of the financial statements of Scudder
Small Cap Growth Fund (the "Fund"),
as of and for the year ended
September 30, 2005, in accordance
with the standards of the Public
Company Accounting Oversight
Board (United States), we considered
the Fund's internal control over
financial reporting, including controls
for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on
the Fund's internal control over
financial reporting as of September
30, 2005.

The management of the Fund is
responsible for establishing and
maintaining internal control over
financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles.  Such
internal control over financial
reporting includes policies and
procedures that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
fund's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the Fund's ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that a
misstatement of the Fund's annual or
interim financial statements that is
more than inconsequential will not be
prevented or detected. A material
weakness is a control deficiency, or
combination of control deficiencies,
that results in more than a remote
likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting would not necessarily
disclose all deficiencies in internal
control over financial reporting that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States).  However,
during our audit of the financial
statements of the Fund as of and for
the year ended September 30, 2005,
we noted no deficiencies in the
Fund's internal control over financial
reporting, including controls for
safeguarding securities, that we
consider to be a material weakness as
defined above as of September 30,
2005.

This report is intended solely for the
information and use of management
and the Trustees of Scudder Small
Cap Growth Fund and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.


November 29, 2005